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                                                                 EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 1998 included in this Form 10-K into Crescent Real Estate Equities Company's previously filed Registration Statements File No. 33-91438, No. 33-92548, No. 333-03450, No. 333-03452, No.
333-08454, No. 333-13521, No. 333-21905, No. 333-23005, No. 333-33893, No.
333-37273, No. 333-38071, No. 333-37565, No. 333-41049, No. 333-37553, No.
333-47563, and No. 333-42417.


                                   ARTHUR ANDERSEN LLP

Dallas, Texas
 March 31, 1998